Exhibit 1

Transactions in the Securities of the Issuer During the Past 60 Days

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Price ($)	Date of Purchase/Sale

FUND 1 INVESTMENTS, LLC

Purchase of Common Stock	55,000	6.8577	06/24/2026
Purchase of Common Stock	10,000	6.9759	06/25/2026
Purchase of Common Stock	10,000	6.8137	06/26/2026
Purchase of Common Stock	10,000	7.1150	06/29/2026
Purchase of Common Stock	50,000	6.9562	06/30/2026
Purchase of Common Stock	201,631	6.7239	07/02/2026
Purchase of Common Stock	7,500	6.7551	07/06/2026
Purchase of Common Stock	22,500	6.9370	07/07/2026
Purchase of Common Stock	121,000	6.7001	07/08/2026
Purchase of Common Stock	20,000	6.7768	07/09/2026
Purchase of Common Stock	15,000	6.8564	07/10/2026
Purchase of Common Stock	103,500	6.7201	07/13/2026
Purchase of Common Stock	11,000	6.6630	07/14/2026
Purchase of Common Stock	52,500	6.6528	07/15/2026
Purchase of Common Stock	35,000	6.8187	07/16/2026
Purchase of Common Stock	130,000	6.6736	07/17/2026
Purchase of Common Stock	200,000	6.4708	07/20/2026
Purchase of Common Stock	404,916	6.1806	07/21/2026
Sale of Common Stock	(386,000)	6.1735	07/21/2026
Purchase of Common Stock	210,000	6.1138	07/22/2026
Purchase of Common Stock	130,000	6.0349	07/23/2026
Purchase of Common Stock	75,000	6.3002	07/24/2026
Purchase of Common Stock	105,000	6.5658	07/27/2026
Purchase of Common Stock	50,000	6.6891	07/28/2026
Purchase of Common Stock	20,000	6.7924	07/29/2026
Purchase of Common Stock	185,000	6.4790	07/31/2026
Purchase of Common Stock	52,500	6.6475	08/04/2026
Purchase of Common Stock	15,000	6.7194	08/05/2026
Purchase of Common Stock	398,141	6.1979	08/06/2026
Sale of Common Stock	(151,000)	6.3543	08/06/2026
Purchase of Common Stock	130,354	4.8826	08/07/2026
Sale of Common Stock	(55,000)	5.0427	08/07/2026
Purchase of Common Stock	112,000	4.9218	08/10/2026
Purchase of Common Stock	55,000	4.8939	08/11/2026
Purchase of Common Stock	5,500	4.9029	08/12/2026
Purchase of Common Stock	11,000	4.8920	08/13/2026
Purchase of Common Stock	1,000	4.9400	08/14/2026
Purchase of Common Stock	6,000	5.1117	08/18/2026
Purchase of Common Stock	38,500	4.9772	08/19/2026
Purchase of Common Stock	5,000	4.9600	08/20/2026
Purchase of Common Stock	25,000	5.1355	08/21/2026